Exhibit 1.01

ENGILITY HOLDINGS, INC.

CONFLICT MINERALS REPORT

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (this “Report”) of Engility Holdings, Inc. (herein referred to as the “Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the reporting period from January 1, 2015 to December 31, 2015. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries. The purpose of this Report is to describe the measures the Company has taken to exercise due diligence on the source and chain of custody of any 3TG Minerals in our products.

The statements below are based on the activities performed to date and in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could affect the accuracy of these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, incomplete information from industry or other third-party sources, additional guidance regarding the Rule and Form SD, and other due diligence-related issues.

1.	Company Overview

The Company, through its predecessors, has provided mission critical services to the U.S. government for over five decades. We have historically served the U.S. Department of Defense, U.S. Department of Justice, U.S. Agency for International Development, U.S. Department of State, Federal Aviation Administration (FAA), Department of Homeland Security (DHS), and allied foreign governments. With our acquisition of TASC, Inc. on February 26, 2015, we further diversified our portfolio to add leading positions with U.S. national security and public safety agencies, including the National Geospatial-Intelligence Agency, Defense Intelligence Agency, and other intelligence community agencies. We also added space-related agencies such as the National Reconnaissance Organization, National Aeronautical and Space Administration, and U.S. Air Force. The acquisition of TASC, Inc. also enhanced our market position with the DHS, Defense Threat Reduction Agency, FAA, and Missile Defense Agency.

2.	Description of the Company’s Products Covered by this Report

We support our customers with a wide range of specialized technological and mission expertise. Our portfolio of offerings reflects a continuum or “lifecycle” of capabilities that aligns with how and what our customers buy in terms of services. Our offerings include: specialized technical consulting; program and business support services; engineering and technology lifecycle support; information technology modernization and sustainment; supply chain services and logistics management; and training and education.

We are required to prepare this Report as we have determined that, although the vast majority of our revenues are derived from our service offerings, a certain portion of our operations involve manufacturing or contracting to manufacture certain communications-related systems and components, modular office products and land-based and amphibious vehicle modifications (the “Covered Products”), for which 3TG Minerals are contained in various component circuit boards or related computer equipment, or in the modular office components. The Company is several steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we conduct no purchasing activities directly in any Covered Countries.

3.	Supply Chain Overview

In order to manage our assessment of the suppliers for the Covered Products, we defined the scope of our conflict minerals due diligence by identifying and reaching out to our current suppliers that provided components with respect to the Covered Products that we determined were likely to contain 3TG Minerals. In this process, we relied upon our suppliers to provide information on the origin of the 3TG Minerals contained in components and materials supplied to us, including sources of 3TG Minerals that are supplied to them from sub-tier suppliers. We adopted the standard conflict minerals reporting templates established by the Conflict-Free Sourcing Initiative (CFSI), and delivered our conflict minerals due diligence communication survey to these suppliers.

4.	Reasonable Country of Origin Inquiry Description

We have conducted in good faith a reasonable country of origin inquiry (“RCOI”) to determine whether the necessary 3TG Minerals originated in any of the Covered Countries or came from recycled or scrap sources. To implement the RCOI, our direct suppliers, or Tier 1 suppliers, were engaged to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to the Company. Information was collected based on a template developed by the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”), and then logged in a database we created for this purpose.

We engaged our suppliers in this process through the following steps:

•	An email was sent to our Tier 1 suppliers describing the compliance requirements and requesting 3TG Minerals information using the EICC-GeSI Template questionnaire, including an effort to identify the cognizant 3TG Minerals points of contact;

•	Reminder emails were sent to each non-responsive supplier requesting survey completion; and

•	Suppliers were offered follow-up assistance in the event it was required. This assistance included, but was not limited to, further information about our conflict minerals compliance program, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information needed could be provided.

We evaluated supplier responses for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG Minerals, as well as the origin of those materials.

We identified a total of 84 suppliers as in-scope for our conflict minerals compliance program, which we contacted as part of the RCOI and due diligence processes. The survey response rate among these suppliers was approximately 71%. Of these responding suppliers, approximately 43% responded “yes” as to having one or more of the 3TG Minerals as necessary to the functionality or production of the products they supply to the Company.

5.	Due Diligence Process

5.1	Overview

Our due diligence processes and efforts have been developed in conjunction with the 2nd edition of The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. We designed our due diligence process, management and measures to conform in all material respects with the framework OECD Guidance. The subsections below describe our due diligence progress based on the OECD Guidance.

5.2.	Identify potential Covered Products

Our due diligence process began by circulating questionnaires to each of our business unit heads, asking them to identify any potential products manufactured within their business units, and certify that the information that they provided was true and correct. These questionnaires provided an overview of the key disclosure requirements under the Rule, and instructed the business unit heads to err on the side of inclusiveness in identifying any potential products within their respective business units.

5.3	Establish strong company management systems

In order to increase transparency in our supply chain as well as clearly communicate to suppliers and the public our expectations regarding the supply chain of minerals originating from the Covered Countries, in 2014 we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard. In addition, our revised supplier terms and conditions require the supplier to represent that all products and materials provided by the supplier after the date of the revised agreement are “conflict free” (as defined in the Dodd-Frank Act).

5.4	Structure internal management to support supply chain due diligence

We established a management system for complying with the Rule and to support our supply chain due diligence process. Our management system includes the development of a Conflict Minerals Working Group led by our Vice President, Deputy General Counsel and Corporate Compliance Officer and a team of subject matter experts from relevant functions such as procurement and group operations. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.

5.5	Strengthen company engagement with suppliers

As previously described, we revised our supplier terms and conditions to include a requirement that suppliers will source and track the chain of custody of all 3TG Minerals contained in any products or materials provided by the supplier to us in accordance with the OECD Guidance or other agreed upon internationally recognized due diligence standard.

5.6	Establish a company-level grievance mechanism

We have multiple longstanding grievance mechanisms whereby whistleblowers, employees and suppliers can report violations of the Company’s policies.

5.7	Identify the Smelters or Refiners (SORs) in the supply chain

As described in Section 4 above, we engaged our Tier 1 suppliers to collect information regarding the presence and sourcing of 3TG Minerals used in the products they supplied to us. Information was collected and stored in a database which, and we utilized the EICC-GeSI Template for data collection. In this process, SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG Minerals used in the products they supplied to us include the CFSI compliant smelters listed below in addition to other smelters. Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG Minerals in such products or whether the 3TG Minerals in such products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the CFSI and other sources, we believe that the countries of origin of the 3TG Minerals contained in such products include the countries listed below as well as those on Appendix I.

SOR / Facility	Country of Origin
Gold
Advanced Chemical Company	UNITED STATES
Aida Chemical Industries Co. Ltd.	JAPAN
Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Argor-Heraeus SA	SWITZERLAND
Asahi Pretec Corporation	JAPAN
Asaka Riken Co Ltd	JAPAN
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Aurubis AG	GERMANY

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Bauer Walser AG	GERMANY
Boliden AB	SWEDEN
C. Hafner GmbH + Co. KG	GERMANY
Caridad	MEXICO
CCR Refinery – Glencore Canada Corporation	CANADA
Cendres + Métaux SA	SWITZERLAND
Chimet S.p.A.	ITALY
China National Gold Group Corporation	CHINA
Chugai Mining	JAPAN
Colt Refining	UNITED STATES
Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Daye Non-Ferrous Metals Mining Ltd.	CHINA
Do Sung Corporation	KOREA, REPUBLIC OF
Doduco	GERMANY
Dowa	JAPAN
Eco-System Recycling Co., Ltd.	JAPAN
Fidelity Printers and Refiners Ltd.	ZIMBABWE
FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Guangdong Jinding Gold Limited	CHINA
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Heimerle + Meule GmbH	GERMANY
Heraeus Ltd. Hong Kong	HONG KONG
Heraeus Precious Metals GmbH & Co. KG	GERMANY
Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Ishifuku Metal Industry Co., Ltd.	JAPAN
Istanbul Gold Refinery	TURKEY
Japan Mint	JAPAN
Jiangxi Copper Company Limited	CHINA
Johnson Matthey Inc	UNITED STATES
Johnson Matthey Ltd	CANADA
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
JSC Uralelectromed	RUSSIAN FEDERATION
JX Nippon Mining & Metals Co., Ltd.	JAPAN
Kazzinc Ltd	KAZAKHSTAN
Kennecott Utah Copper LLC	UNITED STATES
KGHM Polska Miedź Spółka Akcyjna	POLAND
Kojima Chemicals Co., Ltd	JAPAN
Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Kyrgyzaltyn JSC	KYRGYZSTAN

L’ azurde Company For Jewelry	SAUDI ARABIA
Lingbao Gold Company Limited	CHINA
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Materion	UNITED STATES
Matsuda Sangyo Co., Ltd.	JAPAN
Metalor Technologies (Hong Kong) Ltd	HONG KONG
Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Metalor Technologies SA	SWITZERLAND
Metalor USA Refining Corporation	UNITED STATES
Met-Mex Peñoles, S.A.	MEXICO
Mitsubishi Materials Corporation	JAPAN
Mitsui Mining and Smelting Co., Ltd.	JAPAN
MMTC-PAMP India Pvt. Ltd	INDIA
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Nadir Metal Rafineri San. Ve Tic. AŞ	TURKEY
Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Nihon Material Co. LTD	JAPAN
Ohio Precious Metals, LLC	UNITED STATES
Ohura Precious Metal Industry Co., Ltd	JAPAN
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
OJSC Kolyma Refinery	RUSSIAN FEDERATION
PAMP SA	SWITZERLAND
Penglai Penggang Gold Industry Co Ltd	CHINA
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
PT Aneka Tambang (Persero) Tbk	INDONESIA
PX Précinox SA	SWITZERLAND
Rand Refinery (Pty) Ltd	SOUTH AFRICA
Republic Metals Corporation	UNITED STATES
Royal Canadian Mint	CANADA
Sabin Metal Corp.	UNITED STATES
Samduck Precious Metals	KOREA, REPUBLIC OF
SAMWON METALS Corp.	KOREA, REPUBLIC OF
Schone Edelmetaal	NETHERLANDS
SEMPSA Joyería Platería SA	SPAIN
Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Sichuan Tianze Precious Metals Co., Ltd	CHINA
Singway Technology Co., Ltd.	TAIWAN
So Accurate Group, Inc.	UNITED STATES
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Solar Applied Materials Technology Corp.	TAIWAN
Sumitomo Metal Mining Co., Ltd.	JAPAN
Tanaka Kikinzoku Kogyo K.K.	JAPAN

The Great Wall Gold and Silver Refinery of China	CHINA
The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Tokuriki Honten Co., Ltd	JAPAN
Tongling nonferrous Metals Group Co., Ltd	CHINA
Torecom	KOREA, REPUBLIC OF
Umicore Brasil Ltda	BRAZIL
Umicore Precious Metals Thailand	THAILAND
Umicore SA Business Unit Precious Metals Refining	BELGIUM
United Precious Metal Refining, Inc.	UNITED STATES
Valcambi SA	SWITZERLAND
Western Australian Mint trading as The Perth Mint	AUSTRALIA
YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Yokohama Metal Co Ltd	JAPAN
Yunnan Copper Industry Co Ltd	CHINA
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Zijin Mining Group Co. Ltd	CHINA
Tantalum
Changsha South Tantalum Niobium Co., Ltd.	CHINA
Conghua Tantalum and Niobium Smeltry	CHINA
D Block Metals, LLC	UNITED STATES
Duoluoshan	CHINA
Exotech Inc.	UNITED STATES
F&X Electro-Materials Ltd.	CHINA
FIR Metals & Resource., Ltd.	CHINA
Global Advanced Metals Aizu	JAPAN
Global Advanced Metals Boyertown	UNITED STATES
Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
H.C. Starck Co., Ltd.	THAILAND
H.C. Starck GmbH Goslar	GERMANY
H.C. Starck GmbH Laufenburg	GERMANY
H.C. Starck Hermsdorf GmbH	GERMANY
H.C. Starck Inc.	UNITED STATES
H.C. Starck Ltd.	JAPAN
H.C. Starck Smelting GmbH & Co.KG	GERMANY
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Hi-Temp	UNITED STATES
Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Jiujiang Tanbre Co., Ltd.	CHINA
Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
KEMET Blue Metals	MEXICO
KEMET Blue Powder	UNITED STATES
King-Tan Tantalum Industry Ltd	CHINA
LSM Brasil S.A.	BRAZIL

Metallurgical Products India (Pvt.) Ltd.	INDIA
Mineração Taboca S.A.	BRAZIL
Mitsui Mining & Smelting	JAPAN
Molycorp Silmet A.S.	ESTONIA
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Phoenix Metal Ltd	RWANDA
Plansee SE Liezen	AUSTRIA
Plansee SE Reutte	AUSTRIA
QuantumClean	UNITED STATES
RFH Tantalum Smeltry Co., Ltd	CHINA
Shanghai Jiangxi Metals Co. Ltd	CHINA
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Taki Chemicals	JAPAN
Telex	UNITED STATES
Ulba	KAZAKHSTAN
XinXing HaoRong Electronic Material CO.,LTD	CHINA
Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Zhuzhou Cement Carbide	CHINA
Tin
Alpha Metals	UNITED STATES
China Rare Metal Materials Company	CHINA
China Tin Group Co., Ltd.	CHINA
CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Cooper Santa	BRAZIL
CV Gita Pesona	INDONESIA
CV JusTindo	INDONESIA
CV Makmur Jaya	INDONESIA
CV Nurjanah	INDONESIA
CV Serumpun Sebalai	INDONESIA
CV United Smelting	INDONESIA
CV Venus Inti Perkasa	INDONESIA
Dowa	JAPAN
EM Vinto	BOLIVIA
Estanho de Rondônia S.A.	BRAZIL
Fenix Metals	POLAND
Gejiu Kai Meng Industry and Trade LLC	CHINA
Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Gejiu Zi-Li	CHINA
Huichang Jinshunda Tin Co. Ltd	CHINA
Jiangxi Nanshan	CHINA
Linwu Xianggui Smelter Co	CHINA
Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Malaysia Smelting Corporation (MSC)	MALAYSIA
Melt Metais e Ligas S/A	BRAZIL
Metallo Chimique	BELGIUM

Mineração Taboca S.A.	BRAZIL
Minsur	PERU
Mitsubishi Materials Corporation	JAPAN
Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
O.M. Manufacturing Philippines, Inc.	PHILIPPINES
OMSA	BOLIVIA
PT Alam Lestari Kencana	INDONESIA
PT Artha Cipta Langgeng	INDONESIA
PT ATD Makmur Mandiri Jaya	INDONESIA
PT Babel Inti Perkasa	INDONESIA
PT Babel Surya Alam Lestari	INDONESIA
PT Bangka Kudai Tin	INDONESIA
PT Bangka Putra Karya	INDONESIA
PT Bangka Timah Utama Sejahtera	INDONESIA
PT Bangka Tin Industry	INDONESIA
PT Belitung Industri Sejahtera	INDONESIA
PT BilliTin Makmur Lestari	INDONESIA
PT Bukit Timah	INDONESIA
PT DS Jaya Abadi	INDONESIA
PT Eunindo Usaha Mandiri	INDONESIA
PT Fang Di MulTindo	INDONESIA
PT HANJAYA PERKASA METALS	INDONESIA
PT HP Metals Indonesia	INDONESIA
PT Inti Stania Prima	INDONESIA
PT Karimun Mining	INDONESIA
PT Koba Tin	INDONESIA
PT Mitra Stania Prima	INDONESIA
PT Panca Mega Persada	INDONESIA
PT Pelat Timah Nusantara Tbk	INDONESIA
PT Prima Timah Utama	INDONESIA
PT REFINED BANGKA TIN	INDONESIA
PT Sariwiguna Binasentosa	INDONESIA
PT Seirama Tin investment	INDONESIA
PT Singkep Times Utama	INDONESIA
PT Stanindo Inti Perkasa	INDONESIA
PT Sumber Jaya Indah	INDONESIA
PT Supra Sukses Trinusa	INDONESIA
PT Tambang Timah	INDONESIA
PT Timah (Persero), Tbk	INDONESIA
PT Tinindo Inter Nusa	INDONESIA
PT Tirus Putra Mandiri	INDONESIA
PT Tommy Utama	INDONESIA
PT Wahana Perkit Jaya	INDONESIA
PT Yinchendo Mining Industry	INDONESIA

Rui Da Hung	TAIWAN
Soft Metais, Ltda.	BRAZIL
Thaisarco	THAILAND
White Solder Metalurgia e Mineração Ltda.	BRAZIL
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Yunnan Tin Company, Ltd.	CHINA
Tungsten
A.L.M.T. Corp.	JAPAN
Asia Tungsten Products Vietnam Ltd.	VIETNAM
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Dayu Weiliang Tungsten Co., Ltd.	CHINA
Fujian Jinxin Tungsten Co., Ltd.	CHINA
Ganxian Shirui New Material Co., Ltd.	CHINA
Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Global Tungsten & Powders Corp.	UNITED STATES
Guangdong Xianglu Tungsten Co., Ltd.	CHINA
H.C. Starck GmbH	GERMANY
H.C. Starck Smelting GmbH & Co.KG	GERMANY
Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Japan New Metals Co., Ltd.	JAPAN
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Jiangxi Richsea New Materials Co., Ltd.	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Kennametal Fallon	UNITED STATES
Kennametal Huntsville	UNITED STATES
Malipo Haiyu Tungsten Co., Ltd.	CHINA
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Wolfram Bergbau und Hütten AG	AUSTRIA

Wolfram Company CJSC	RUSSIAN FEDERATION
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Xiamen Tungsten Co., Ltd.	CHINA
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

5.8	Identify and assess risks in the supply chain

When a risk is identified in the supply chain, we will engage with our direct supplier and develop a timeframe in which the risk can be mitigated, which may include taking appropriate steps to transition procurement to a different supplier.

5.9	Design and implement a strategy to identified risks

Any findings that are not in-line with our revised supplier terms and conditions will be reported to the designated senior manager immediately. The objective of our risk management plan is to evaluate and respond to identified risks in order to prevent or mitigate adverse impacts. In implementing our strategy to respond to identified risks, we will consider our ability to influence those suppliers who can most effectively prevent or mitigate the identified risk.

5.10	Report on supply chain due diligence

This Report and accompanying Form SD are publicly filed with the U.S. Securities and Exchange Commission and available on our website at www.engilitycorp.com.

6.	Product Determination

After exercising due diligence on the source and chain of custody of the 3TG Minerals in the Covered Products as described above, the Company does not have sufficient information from its suppliers or other sources to reasonably conclude whether or not the 3TG Minerals in its Covered Products are from recycled or scrap sources, originated in the Covered Countries or whether or not such 3TG Minerals directly or indirectly financed or benefited armed groups in the Covered Countries. For the 2015 reporting period, we are not required to obtain an independent private sector audit of this Conflict Minerals Report.

7.	Steps to Improve Due Diligence

We expect to take the following steps, among others, in 2016 to improve our due diligence measures and to further mitigate the risk that 3TG Minerals contained in the Covered Products may benefit armed groups in the Democratic Republic of the Congo or an adjoining country: (i) continuing to communicate our expectations and information requirements to, and engage with, our suppliers to obtain current, accurate and complete information about the supply chain; and (ii) encourage suppliers to implement responsible sourcing and to have them encourage SORs to obtain a “conflict-free” designation from an independent, third-party auditor.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this Report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The principal forward-looking statements in this report include our expected improvements to our RCOI process and 3TG Minerals due diligence process. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not only limited to, risks associated with: (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) changes in the Rule and other political and regulatory developments relating to the sourcing of 3TG Minerals, whether in the Covered Countries, the United States or elsewhere, and (3) those factors set forth in our description of risk factors in Item 1A to our Form 10-K for the fiscal year ended December 31, 2015, which should be read in conjunction with the forward-looking statements in this Report. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this Report. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risks described in this Report, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Report.

APPENDIX I

Colombia

Czech Republic

Ethiopia

France

Korea, Democratic People’s Republic of

Luxembourg

New Zealand

Norway

Slovakia

Sudan

United Kingdom